Exhibit 10.86
                       Subscription Agreement between the
             Company and Volcano Trading Limited dated June 30, 1997



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                       Play Co. Toys & Entertainment Corp.

                             SUBSCRIPTION AGREEMENT



                                                                   June 30, 1997


Volcano Trading Ltd.
Via Cantonale, #16
Lugano, Switzerland CH-6901

Gentlemen/Ladies:

                  The following sets forth the terms and conditions of your subscription to provide aggregate of $550,000 into equity of the Company. You agree to purchase 250,000 Securities of the Series E Preferred Stock and 500,000 Warrants, identical to the Warrants expected to be sold in the Company's initial public offering, at prices of $2.00 per share and $.10 per Warrant, respectively.

                  1.       Subscription: the Offering.

     (a) By your signature hereto, you hereby subscribe for and agree to purchase 250,000 Securities of the Company's Series E Preferred Stock and 500,000 Warrants (collectively the "Securities") at prices of $2.00 per share and $.10 per Warrant, subject to the terms and conditions set forth in this "Agreement".

     (b) The funds for the purchase shall be received by the Company no later that August 10, 1997.

     (c) The Securities purchased shall be delivered against the receipt of full payment therefore, in the form of cash, certified check or the wire of funds delivered to the Company.

     2. Representations and Warrants by Subscriber. You hereby represent and warrant as follows:

     (a) You have received, read carefully and are familiar with this Agreement, and the Company's form 10-KSB for the year ended March 31, 1997, respecting the Company, its business, plans and financial condition: you have received all materials which have been requested by you; and the Company has answered all inquiries that you or your representatives have put to it. You have had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and any other



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materials  furnished  herewith,  and you have taken all the steps  necessary  to evaluate the merits and risks of an investment as proposed hereunder.

     (b) You or your purchaser representative have such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect your interests in connection with this transaction, and your investment in the Company hereunder is not material when compared to your total financial capacity.

     (c) You understand the various risks of an investment in the Company as proposed herein and can afford to bear such risks, including the risk of losing your entire investment.

     (d) You acknowledge that no market for the Securities sold herein presently exists and none may develop in the future and that you may find it impossible to liquidate your investment at a time when it may be desirable to do so, or at any other time.

     (e) You have been advised by the Company that the Securities have not been registered under the Securities Act, and that they will be issued on the basis of the statutory exemption provided by Sections 4(2) and 4(6) of the Securities Act, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by you in this Agreement. You acknowledge that you have been informed by the Company of, or are otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, you agree that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, it being understood that the Securities are not currently registered for sale and that the Company has no obligation or intention to so register the Securities except as contemplated herein, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not available at the present time for the sale of the Securities, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. You acknowledge that the Securities shall be subject to a stop transfer order and the certificate or certificates evidencing any Securities shall bear the following or substantially similar legends and such other legends as may be required by state blue sky laws:

                  "These securities have not been registered under the Securities Act of 1933, as amended (the "Act"). Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion reasonably acceptable to the Company of counsel reasonably acceptable to


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                  the Company that an exemption from registration for such sale,
                  offer,   transfer,   hypothecation   or  other  assignment  is
                  available under such Act."

     3. Transferability. Neither this Agreement, nor any of your interests herein, shall be assignable or transferable by you in whole or in part except by operation of law.

     4. Commissions. There will be no commissions paid with respect to the sale of the Securities.

     5. Registration Rights. The undersigned shall have the right, on one occasion, commencing ninety days for the effective date of a registration statement with respect to the Company's initial public offering of its Series E Preferred Stock, to demand the registration of the resale of the Securities. Upon receipt of written notice of its right, the Company shall prepare and file with the Securities and Exchange Commission a registration statement to enable the undersigned to sell the Securities. The Company shall use its best efforts to have the registration statement declared effective.

     6. Miscellaneous.

     (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed to you at your address set forth on the signature page of this Agreement and to the Corporation at the address set forth below. Notices hand delivered shall be deemed given upon receipt and notices sent by mail shall be deed given on the second business day following deposit in the Shared States mail.

     (b) This Agreement shall be construed in accordance with and governed by the laws of the State of California without reference to that State's conflicts of laws provisions.

     (c) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

     (d)  This   Agreement   may  be  executed  in  one  or  more   counterparts
representing, however, one and the same agreement.


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IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

                                                               Very truly yours,

                                             Play Co. Toys & Entertainment Corp.


                                              By: ______________________________
                                                        Richard Brady, President

AGREED TO AND ACCEPTED:
Valcano Trading Ltd.


 __________________________
Name:
Title:


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